Exhibit 99.1

AT VITAL IMAGES:

Michael H. Carrel

(952) 487-9500

www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES TO PRESENT AT UBS

GLOBAL LIFE SCIENCES CONFERENCE, THURSDAY, SEPTEMBER 29

Presentation Will be Webcast Live at 9:30 a.m. CT

Minneapolis, September 23, 2005 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of enterprise-wide advanced visualization and analysis solutions, will present at the UBS Global Life Sciences Conference on Thursday, September 29, at 9:30 a.m. CT (10:30 a.m. ET).  Jay D. Miller, president and chief executive officer, will discuss the company’s recent accomplishments as well as present its outlook for future growth.

The UBS Global Life Sciences Conference is a four-day event held in New York City showcasing leading life sciences companies.  To access the Webcast, go to the UBS website at http://www.ibb.ubs.com, and click on the Conferences icon. Select the Webcast icon under Global Life Sciences Conference and sign in.

About Vital Images

Vital Images, Inc., headquartered in Minneapolis, is a leading provider of enterprise-wide advanced visualization and analysis software solutions for use in disease-screening applications, clinical diagnosis and therapy planning.  The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day-to-day practice of medicine.  Press releases, examples of medical images and other corporate information are available on Vital Images’ Web site at www.vitalimages.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties which could cause results to differ materially from those projected, including dependence on market growth, the timely availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, fluctuations in quarterly results, third-party reimbursement and other risks detailed from time to time in Vital Images’ SEC reports, including its most recent report on Form 10-K for the year ended December 31, 2004.

###